Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-______) on Form S-8 of our report dated March 20, 2017, relating to our audits of the consolidated financial statements of CurAegis Technologies, Inc. (formerly Torvec, Inc.) as of and for the years ended December 31, 2016 and 2015, which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2017.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

August 28, 2017